EXHIBIT 10.2
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”), dated as of May 14, 2008, is entered into by and between iMedia International, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).
Section 1. Subscription of the Purchaser.
     1.1 Purchase of Securities. The Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, for an aggregate purchase price of $300,000 (the “Purchase Price”), (i) 2,000,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”), and (ii) a warrant, in the form attached hereto as Exhibit A, to purchase 400,000 minimum shares of Common Stock at an exercise price of $0.225 per share (the “Warrant”), pursuant to the terms of this Agreement. The Shares, the Warrant and the shares issuable upon exercise of the Warrant (the “Warrant Shares”) are sometimes referred to collectively herein as the “Securities.”
     1.2 Offering. This offering of the Shares and the Warrant (the “Offering”) is being made to the Purchaser in reliance upon the Purchaser’s representation to the Company herein that the Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser acknowledges that the Company is relying upon the accuracy and completeness of the information contained herein in complying with its obligations under federal and state securities and other applicable laws. There is no minimum amount required to close the Offering, and the Company shall be entitled to accept any and all Offering proceeds when and as any investments are made. The minimum subscription amount is $100,000.
Section 2. The Closing.
     2.1 The closing of the sale of the Shares and the Warrant to the Purchaser (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices of the Company or at such later date and time as the Company and the Purchaser shall agree. The date on which the Closing occurs shall be referred to herein as the “Closing Date.”
     2.2 At the Closing, the Company shall (i) issue instructions to the Company’s transfer agent to deliver to the Purchaser at the address provided herein a stock certificate representing 2,000,000 shares of Common Stock and (ii) deliver to the Purchaser the Warrant duly executed by the Company against receipt by the Company of a check or wire transfer in an amount equal to the Purchase Price and the Agreement duly executed by Purchaser.
Section 3. Representations, Warranties and Covenants of the Company.
     The Company hereby represents and warrants to the Purchaser and agrees as follows:
     3.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

     3.2 Authorization of Agreement, Enforcement. The execution, delivery and performance by the Company of this Agreement, the Warrant and each other document or instrument contemplated hereby or thereby (collectively, the “Financing Documents”) have been duly authorized by all requisite corporate action by the Company; and this Agreement and the other Financing Documents have been duly executed and delivered by the Company. Each of the Financing Documents, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
     3.3 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares and the Warrant hereunder for working capital purposes.
     3.4 Reservation of Shares. So long as the Warrant remains outstanding, the Company shall take all action necessary to at all times have authorized and reserved for issuance no less than one hundred percent (100%) of the aggregate number of shares of Common Stock underlying the unexercised portion of the Warrant.
     3.5 Issuance of Shares. The issuances of the Securities have been duly authorized by all necessary corporate action by the Company. The Shares, when paid for and issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable. When the Warrant Shares are paid for and issued in accordance with the terms of the Warrant, such shares will be validly issued and outstanding, fully paid and nonassessable, and the holder shall be entitled to all rights accorded to a holder of Common Stock.
     3.6 Registration Rights. If, at any time during which the Purchaser holds Shares or Warrant Shares that are not then eligible for resale under Rule 144(k) promulgated under the Securities Act, the Company proposes to register any of its common securities under the Securities Act (other than on a registration statement on Form S-4 or Form S-8 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company, and the registration form to be used may be used for any registration of the Shares or the Warrant Shares (a “Piggyback Registration”), the Company shall give prompt written notice to the Purchaser of its intention to effect such a registration and shall include in such registration all Shares and Warrant Shares with respect to which the Company has received a written request from the Purchaser for inclusion therein within 15 days after the Purchaser’s receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. If the SEC reduces the number of securities that may be registered in such Piggyback Registration, such reduction shall be made on a pro-rata basis among the Purchaser and any other selling shareholders included therein. The underwriters in any underwritten offering by the Company shall have the right to limit, due to marketing considerations, the number of Shares to be registered in a registration pursuant to this Section 3.6.

Section 4. Representations, Warranties and Covenants of the Purchaser.
     The Purchaser hereby represents and warrants to the Company and agrees as follows:
     4.1 Authorization of the Documents. The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Financing Documents and the transactions contemplated thereby, and the execution, delivery and performance by the Purchaser of the Financing Documents have been duly authorized by all requisite action by the Purchaser. Each such Financing Document, when executed and delivered by the Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
     4.2 Representation of Accredited Investor Status, Investment Experience and Ability to Bear Risk. The Purchaser acknowledges that the Securities have not been registered with the Securities and Exchange Commission because the Company is relying on an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The Purchaser believes that, at the time of the sale of the Shares and the Warrant to the Purchaser, the Purchaser (or, if the Purchaser is a corporation, limited liability company or trust, each of its equity owners) qualifies as an “accredited investor,” and has delivered to the Company a completed Regulation D Investor Questionnaire to that effect.
     4.3 U.S.A. Patriot Act Representations.
          (A) The Purchaser represents, warrants and covenants that the Purchaser:
               ☒ (i)(a) is subscribing for the Securities for Purchaser’s own account, own risk and own beneficial interest, (b) is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an “Underlying Beneficial Owner”) and no Underlying Beneficial Owner will have a beneficial or economic interest in the Securities being purchased by the Purchaser (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction), (c) if it is an entity, including, without limitation, a fund-of-funds, trust, pension plan or any other entity that is not a natural person (each, an “Entity”), has carried out thorough due diligence as to and established the identities of such Entity’s investors, directors, officers, trustees, beneficiaries and grantors (to the extent applicable, each a “Related Person” of such Entity), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of the Purchaser’s resale or other disposition of all of the Securities, will request such additional information as the Company may require to verify such identities as may be required by applicable law, and will make such information available to the Company upon its request, and (d) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Securities to any Underlying Beneficial Owner or any other person; or (check and initial one box)

               ☐ (ii)(a) is subscribing for the Securities as a record owner and will not have a beneficial ownership interest in the Securities, (b) is acting as an agent, representative, intermediary, nominee or in a similar capacity for one or more Underlying Beneficial Owners (as defined in (A)(i)(a) above), and understands and acknowledges that the representations, warranties and agreements made in the Financing Documents are made by the Purchaser with respect to both the Purchaser and the Underlying Beneficial Owner(s), (c) has all requisite power and authority from the Underlying Beneficial Owner(s) to execute and perform the obligations under the Financing Documents, (d) has carried out thorough due diligence as to and established the identities of all Underlying Beneficial Owners (and, if an Underlying Beneficial Owner is not a natural person, the identities of such Underlying Beneficial Owner’s Related Persons (to the extent applicable)), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of the Purchaser’s resale or other disposition of all of the Securities, and will make such information available to the Company upon its request and (e) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Securities to any person other than the Underlying Beneficial Owner(s).
          (B) The Purchaser hereby represents and warrants that the proposed investment in the Company that is being made on its own behalf or, if applicable, on behalf of any Underlying Beneficial Owners does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to the Purchaser, including anti-money laundering laws (a “Prohibited Investment”).
          (C) Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac. The Purchaser hereby represents and warrants that neither the Purchaser nor, if applicable, any Underlying Beneficial Owner or Related Person is a country, territory, person or entity named on an OFAC list, nor is the Purchaser nor, if applicable, any Underlying Beneficial Owner or Related Person a natural person or entity with whom dealings are prohibited under any OFAC regulations.
          (D) The Purchaser represents and warrants that neither the Purchaser nor, if applicable, any Underlying Beneficial Owner or Related Person is a senior foreign political figure or any immediate family member or close associate of a senior foreign political figure within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended, and any regulations promulgated thereunder, and applicable guidance issued by the Department of the Treasury concerning the U.S. Bank Secrecy Act.
          (E) The Purchaser agrees promptly to notify the Company should the Purchaser become aware of any change in the information set forth in paragraphs (A) through (D).
          (F) The Purchaser agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, shareholders, employees, agents and representatives (each, an “Indemnitee”) from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) (collectively, “Damages”) that may result, directly or indirectly, from the Purchaser’s misrepresentations or misstatements contained herein or breaches hereof relating to paragraphs (A) through (D).
          (G) The Purchaser understands and agrees that, notwithstanding anything to the contrary contained in any document (including any side letters or similar agreements), if, following the Purchaser’s investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company or otherwise be subject to the remedies required by law, and the Purchaser shall have no claim against any Indemnitee for any form of Damages as a result of such forced redemption or other action.
          (H) Upon the written request of the Company, the Purchaser agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company. The Purchaser understands and agrees that the Company may release confidential information about the Purchaser and, if applicable, any Underlying Beneficial Owner(s) or Related Person(s) to any person, if the Company, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.
     4.4 Risk Factors. The Purchaser understands and acknowledges that the purchase of the Securities involves a number of significant risks, and that the Purchaser may lose the Purchaser’s entire investment in the Securities. The Purchaser has read the Company’s filings and reports on file and publicly available with the Securities and Exchange Commission, including the Company’s financial statements included therein.
     4.5 Restricted Stock. The Purchaser understands and acknowledges that the Securities have not been, and when issued will not be, registered with the Securities and Exchange Commission. Further, the Purchaser understands and acknowledges that the certificates representing the Common Stock and the Warrant Shares, when issued, shall bear a restrictive legend.
Section 5. Conditions at Closing.
     5.1 Conditions Precedent to the Obligation of the Company to Sell the Securities. The obligation hereunder of the Company to issue and sell the Securities to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (A) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (B) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.
          (C) Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered to the Company at the Closing.
          (D) Delivery of Transaction Documents. This Agreement and the Regulation D Investor Questionnaire shall have been duly executed and delivered to the Company by the Purchaser.
     5.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Securities. The obligation hereunder for the Purchaser to acquire and pay for the Securities is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.
          (A) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
          (B) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.
          (C) Delivery of Transaction Documents. This Agreement shall have been duly executed and delivered by the Company to the Purchaser.
Section 6. Brokers and Finders.
     The Company shall not be obligated to pay any commission, brokerage fee or finder’s fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby. The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and such third person, whether express or implied from the actions of the Purchaser.
Section 7. Indemnification.
     The Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees and agents and hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys’ fees, incurred on account of or arising from:

     (i) Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein or in the Financing Documents; and
     (ii) Any action, suit or proceeding based on a claim that any of the Purchaser’s representations and warranties in the Financing Documents were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any officer, director, employee or agent of the Company under the Securities Act.
Section 8. Successors and Assigns.
     This Agreement shall bind and inure to the benefit of the Company, Purchaser and their respective successors and assigns.
Section 9. Entire Agreement.
     This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.
Section 10. Notices.
     All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
          if to the Company, to:
iMedia International, Inc.
1721 21st Street
Santa Monica, California 90404
Tel. No.: (310) 453-4499
Fax No.: (310) 453-6120
Attention: Anthony J. Fidaleo
with a copy to:
Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90024
Tel. No.: (310) 208-1182
Fax No.: (310) 208-1154
Attention: Jennifer A. Post, Esq.

     if to the Purchaser, to:
the address of the Purchaser set forth on the signature page hereto;
or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 10. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following the date on which the communication is posted.
Section 11. Amendments.
     This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and the Purchaser.
Section 12. Governing Law; Waiver of Jury Trial.
     All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would result in the application of the laws of any jurisdiction other than the State of California. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.
Section 13. Submission to Jurisdiction.
     Any legal action or proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.
Section 14. Severability.
     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 15. Independence of Agreements, Covenants, Representations and Warranties.
     All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibit and any schedules attached hereto are hereby made part of this Agreement in all respects.
Section 16. Counterparts.
     This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.
Section 17. Headings.
     The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 18. Expenses.
     The Purchaser shall pay the Purchaser’s own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Financing Documents.
Section 19. Preparation of Agreement.
     The Company, or its counsel, prepared this Agreement and the Warrant solely on the Company’s behalf. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.
*     *     *     *     *

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of April 14, 2008.

COMPANY: iMEDIA INTERNATIONAL, INC.
By:	/s/ HENRY D. WILLIAMSON
	Name:	Henry D. Williamson
	Title:	Chief Executive Officer

PURCHASER: Sawtooth Properties, LLLP
By:	/s/ R. KENNETH DULIN
	Name:	R. Kenneth Dulin
	Title:	Managing Partner

Address:

8499 Greenwood Drive

Niwot, CO 80503

Telephone: (303) 884-5112

Facsimile: (303-652-0432

Email: sawtoothprop@aol.com

Purchase Price: $300,000

Number of Shares of Common Stock: 2,000,000

Number of Warrant Shares: 400,000

EXHIBIT A
WARRANT